Exhibit 10.1

MARATHON OIL CORPORATION

DEFERRED COMPENSATION PLAN

FOR NON-EMPLOYEE DIRECTORS

(Amended and Restated as of January 1, 2002)

First Amendment

Effective December 1, 2005

WHEREAS, effective January 1, 2002, Marathon Oil Corporation (the “Corporation”) adopted an amended and restated version of the Marathon Oil Corporation Deferred Compensation Plan for Non-Employee Directors (the “Plan”); and

WHEREAS, on October 26, 2005, the Board of Directors authorized, and directed the Chair of the Compensation Committee to approve, an amendment to the Plan, effective as of January 1, 2006, to (i) discontinue the requirement that fifty percent of the directors’ annual Retainer Fee be deferred in the form of Common Stock Units and (ii) allow directors the option to defer up to one hundred percent of their annual Retainer Fee.

WHEREAS, on October 26, 2005, the Board of Directors further authorized the Chair of the Compensation Committee to amend the Plan as necessary, appropriate, or desirable, in his sole judgment, to address transition issues related to the American Jobs Creation Act of 2004 (the “Jobs Act”) and related regulatory guidance and to bring the Plan into full compliance with the Jobs Act.

WHEREAS, Mr. Douglas C. Yearley currently serves as the Chair of the Compensation Committee.

NOW, THEREFORE, Marathon Oil Corporation, having established the Plan and having reserved the right to amend the Plan in Section 12 thereof, does hereby amend the Plan, effective as of December 1, 2005, in accordance with actions taken by the Board of Directors on October 26, 2005, as follows:

1.             Section 2 of the Plan is hereby amended by inserting the following paragraphs at the end thereof:

“(v)                           Grandfathered Deferred Cash Sub-Account means that portion of the Participant’s Deferred Cash Account that accrued on or before December 31, 2004, plus interest, earnings, and losses thereon.

(w)                               Grandfathered Deferred Stock Sub-Account means that portion of the Participant’s Deferred Stock Account that accrued on or before December 31, 2004, plus any dividend equivalent payments that accrue thereon pursuant to Section 7 of the Plan.

“(x)                             Non-Grandfathered Deferred Cash Sub-Account means that portion of the Participant’s Deferred Cash Account that accrued after December 31, 2004, plus interest, earnings, and losses thereon.

(y)                                 Non-Grandfathered Deferred Stock Sub-Account means that portion of the Participant’s Deferred Stock Account that accrued after December 31, 2004, plus any dividend equivalent payments that accrue thereon pursuant to Section 7 of the Plan.

(z)                                   Optional Distribution Forms means the following:

(i)                                     a single payment on February 1 of a year following the year of Termination as specified in advance by the Participant;

(ii)                                  five annual installment payments commencing on the first day of the calendar month following the expiration of 45 days after the effective time of the Termination, with payments in all subsequent years to be made on February 1; and

(iii)                             five annual installment payments commencing on February 1 of a year following the year of Termination as specified in advance by the Participant, with payments in all subsequent years to be made on February 1.”

2.             Section 3 of the Plan is hereby amended by inserting the following sentence at the end thereof:

“Notwithstanding the above, as of January 1, 2006, the requirement that 50 percent of a Participant’s annual Retainer Fee be received in the form of Common Stock Units shall be discontinued.”

3.             Section 4 of the Plan is hereby amended by deleting Paragraph (d) thereof.

4.             Paragraph (e) of Section 4 of the Plan is hereby replaced with the following:

“(e)                            If it does so before the last business day of the Deferral Year, the Committee may reject any Deferral Election Form, and the Committee is not required to state a reason for any rejection.  The Committee may modify any Distribution Election Form at any time to the extent necessary to comply with any laws or regulations.  However, the Committee’s rejection of any Deferral Election Form or the Committee’s modification of any Distribution Election Form must be based upon action taken without regard to any vote of the Participant whose Deferral Election Form or Distribution Election Form is under consideration, and the Committee’s rejections must be made on a uniform basis with respect to similarly situated Participants.  If the Committee rejects a Deferral Election Form, the Participant must be paid the amounts he/she would then have been entitled to receive if he/she had not submitted the rejected Deferral Election Form.

5.             Paragraph (f) of Section 4 of the Plan is hereby amended by inserting the following sentences at the end thereof:

“Notwithstanding the above, a Participant may elect to revoke his or her Deferral Election Form for the 2005 Deferral Year on or before December 31, 2005.  If a Participant elects to revoke his or her Deferral Election Form for the 2005 Deferral Year, then his or her Deferred Cash Benefit for the 2005 Deferral Year, plus interest, earnings, or losses thereon, shall be distributed to him or her on or before December 31, 2005.”

6.             Section 5 of the Plan is hereby amended by deleting the last two sentences thereof.

7.             Paragraph (b) of Section 8 of the Plan is hereby replaced with the following:

“(b)                           In the event a Participant Terminates in 2006 or 2007, his or her Deferred Cash Account and Deferred Stock Account shall be paid as follows:

(i)                                     His or her Non-Grandfathered Deferred Stock Sub-Account shall be paid in a single payment on the first day of the calendar month following the expiration of 45 days after the effective time of the Termination unless the Participant elects prior to December 31, 2005, to have such payment made on February 1 of a later year designated by the Participant.

(ii)                                  His or her Grandfathered Deferred Stock Sub-Account shall be paid in a single payment on the first day of the calendar month following the expiration of 45 days after the effective time of the Termination unless the Participant elects prior to December 31, 2005, to have such payment made on February 1 of a later year designated by the Participant.

(iii)                               His or her Non-Grandfathered Deferred Cash Sub-Account shall be paid in a single payment on the first day of the calendar month following the expiration of 45 days after the effective time of the Termination unless the Participant elects prior to December 31, 2005, to have such payment made in one of the Optional Distribution Forms.

(iv)                              His or her Grandfathered Deferred Cash Sub-Account shall be paid in a single payment on the first day of the calendar month following the expiration of 45 days after the effective time of the Termination unless the Participant elects prior to December 31, 2005, to have such payment made in one of the Optional Distribution Forms.

8.             Paragraph (c) of Section 8 of the Plan is hereby replaced with the following:

“(c)                            Deferred Benefits may not be assigned by a Participant or Beneficiary.  A Participant may use a Beneficiary Designation Form to designate one or more Beneficiaries for all of his/her Deferred Benefits; such designations are revocable.  Each Beneficiary will receive his/her portion of the Participant’s Deferred Cash Account and Deferred Stock Account on February 1 of the year following the Participant’s death.”

9.             Paragraph (d) of Section 8 of the Plan is hereby amended by replacing the use of the term “Deferred Cash Account” therein with the term “Grandfathered Deferred Cash Sub-Account” and replacing the use of the term “Deferred Stock Account” therein with the term “Grandfathered Deferred Stock Sub-Account.”

EXECUTED this 5th day of December 2005.

MARATHON OIL CORPORATION

By	/s/ Douglas C. Yearley
Douglas C. Yearley
Chair of Compensation Committee